Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this quarterly report to be signed on its behalf by the undersigned, thereto duly authorized on August 19, 2022.

HERZOG INTERNATIONAL HOLDINGS, INC.

By:/s/ GUILLERMO TOLEDO

_______________________________

Guillermo Toledo

Chief Executive Officer

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, this quarterly report has been signed below by the following persons on behalf of the registrant and in the capacities and the dates indicated.

Signature/TitleDate

/s/ GUILLERMO TOLEDOAugust 19, 2022

Guillermo Toledo

__________________________

Chairman of the Board of Directors

and Chief Executive Officer

/s/ GUILLERMO TOLEDOAugust 19, 2022

__________________________

Guillermo Toledo

Chief Financial Officer

/s/ GUILLERMO TOLEDOAugust 19, 2022